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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              II-VI Incorporated
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               (Name of Registrant as Specified In Its Charter)


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Notes:

                              II-VI INCORPORATED
                            375 SAXONBURG BOULEVARD
                         SAXONBURG, PENNSYLVANIA 16056
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 6, 1998
                                 ------------

To The Shareholders of
II-VI Incorporated:

  The Annual Meeting of Shareholders of II-VI Incorporated will be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, on Friday, November 6, 1998, at 1:00 p.m., to consider and act upon the following matters:

  1. The election of two (2) directors for terms to expire in 2001.

  2. The ratification of the Board of Directors' selection of Deloitte & Touche LLP as auditors for the fiscal year ending June 30, 1999.

  3. Such other matters as may properly come before the meeting.

  The Board of Directors has established the close of business on Monday, September 14, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

  IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     Robert D. German, Secretary

September 21, 1998

                              II-VI INCORPORATED
                            375 SAXONBURG BOULEVARD
                         SAXONBURG, PENNSYLVANIA 16056
                                 ------------

                      PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                               NOVEMBER 6, 1998
                                 ------------

  This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") scheduled to be held on Friday, November 6, 1998, at 1:00 p.m. at the principal executive offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. This proxy statement was first mailed to shareholders on or about September 28, 1998. A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1998 is being furnished with this proxy statement.

  Only shareholders of record as of the close of business on Monday, September 14, 1998, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of 6,842,986 shares of Common Stock, no par value ("Common Stock"), each entitled to one vote per share.

  All shares represented by valid proxies received by the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and FOR the other proposal described below. Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

  Under the Company's Articles of Incorporation and By-Laws, and applicable law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting in person or by proxy are entitled to cast generally is required for shareholder approval, including the ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1999. As such, abstentions generally have the effect of a negative vote. Any broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                   RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director and FOR the ratification of the Board of Directors' selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending June 30, 1999.

                             ELECTION OF DIRECTORS

  The Company's By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number as practicable, as determined by the Board. At present, the Board of Directors of the Company has determined that the number of directors shall be six consisting of two directors in each of three classes.

  Two directors of Class Two are to be elected to hold office for a term of three years and until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. Any vacancy in the office of a director may be filled by the shareholders. In the absence of a shareholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

  The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The two nominees receiving the greatest number of affirmative votes will be elected as Class Two Directors whose terms expire in 2001. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

  The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Peter W. Sognefest and Francis J. Kramer, nominees of the Board of Directors who have served as directors of the Company since 1979 and 1989, respectively.

  The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

  The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

NOMINEES FOR CLASS TWO DIRECTORS WHOSE TERMS EXPIRE 2001

  PETER W. SOGNEFEST, 57, has served as a Director of the Company since 1979. Mr. Sognefest is President and Chief Executive Officer of Xymox Technology, Inc. Until April 1996, he was President and Chief Executive Officer of LH Research, Inc. Until February 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (a wholly-owned subsidiary of Emerson Electric Company). He founded the company in 1984 to design, manufacture and market digital appliance controls and sold the company to Emerson Electric Company in July, 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly-owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semi-Conductor Operations. Mr. Sognefest holds the B.S. and M.S. degrees in Electrical Engineering from the University of Illinois. He is a former Senior Fellow at Mellon Institute in Pittsburgh, Pennsylvania, where he worked on the Essex Group Research Fellowship.

  FRANCIS J. KRAMER, 49, was elected to the Board of Directors on August 26, 1989. Mr. Kramer has been employed by the Company since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive

Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corp. Mr. Kramer graduated from the University of Pittsburgh in 1971 with a B.S. degree in Industrial Engineering and from Purdue University in 1975 with an M.S. degree in Industrial Administration.

CLASS THREE DIRECTORS WHOSE TERMS EXPIRE IN 1999

  CARL J. JOHNSON, 56, a co-founder of the Company in 1971, serves as Chairman, Chief Executive Officer, and Director of the Company. He served as President of the Company from 1971 until 1985 and has been a Director since its founding and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois in 1969. He holds the B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively. In August 1996, he was selected as a director of Xymox Technology, Inc.

  THOMAS E. MISTLER, 56, has served as a Director of the Company since 1977. Mr. Mistler is currently an independent consultant. Previously, he was Senior Vice President of Energy Systems Business for Westinghouse Electric Corporation in Pittsburgh, Pennsylvania. Since 1984, Mr. Mistler has served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation in Morristown, New Jersey, and Pittsburgh, Pennsylvania. He was located in Riyadh from 1981 to 1984 where he served as President of Westinghouse Saudi Arabia Limited. Mr. Mistler joined Westinghouse Electric Corporation in 1965 after graduating from Kansas State University with B.S. and M.S. degrees in Engineering. Mr. Mistler is a Trustee of Brothers Brother Foundation, an international charitable organization.

CLASS ONE DIRECTORS WHOSE TERMS EXPIRE 2000

  RICHARD W. BOHLEN, 62, has served as a Company Director since 1984. Mr. Bohlen was Senior Vice President, Operations, Rockwell International Corporation from 1989 to 1991. Previously, he was President of the Measurement and Flow Control Division of Rockwell International Corporation from 1986 to 1988. From 1977 until 1986, he was President of the Municipal and Utility Division at Rockwell. In 1972 he became Director of Technology for Rockwell's Industrial Products Group and served as Corporate Director of Business Strategy from 1973 to 1976. Mr. Bohlen spent the first fifteen years of his career in the aerospace industry with Grumman Corporation and Rockwell International Corporation. He formerly served as director of GF Corporation and as chairman and director of the Pacific Coast Gas Association. Mr. Bohlen holds the B.S., M.S. and MBA degrees from Massachusetts Institute of Technology (MIT), Polytechnic Institute of NY and California State University (Fullerton, California), respectively.

  DUNCAN A. J. MORRISON, 61, has served as a Director of the Company since 1982. Mr. Morrison is President at ARRI Canada Ltd; previously, he was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison is a director of Minder Research Corporation (electronics manufacturer). Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  The Company's Board of Directors held four (4) meetings during the fiscal year ended June 30, 1998. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which he is a member.

  Directors who are not also employees of the Company receive a fee of $1,000 per day for attending meetings of the Board of Directors, plus reimbursement of expenses. In addition, eligible nonemployee directors receive a one-time grant of options to purchase 15,000 shares of the Company's Common Stock at the fair market value of such Common Stock on the date of grant. Such options vest at a rate of 20% per year. Some of the Board's meetings are held for a two-day period. Members of the Audit Committee of the Board of Directors are paid $500 per meeting (if held on a day other than a day on which a Board meeting is held), plus reimbursement of expenses. No additional compensation is paid to members of the Option Plan Committee, Purchase Plan Committee or Compensation Committee.

  During the year ended June 30, 1998, two members of the Board of Directors, Thomas E. Mistler and Richard W. Bohlen, served as independent consultants to the Company for certain matters. In this capacity they earned $10,800 and $3,000, respectively, during the year ended June 30, 1998.

AUDIT COMMITTEE

  The Board has an Audit Committee of nonmanagement directors currently consisting of Duncan A.J. Morrison, Chairman, and Richard W. Bohlen. The Committee's duties include monitoring performance of the Company's business plan, reviewing the Company's internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee met twice in fiscal 1998.

OPTION PLAN COMMITTEE AND PURCHASE PLAN COMMITTEE

  The Board has an Option Plan Committee and a Purchase Plan Committee to administer those plans. The duties of the Option Plan Committee include selecting from eligible employees those persons to whom options will be granted and determining the type of option, the number of shares to be included in each option, any restriction on exercise for some or all of the shares subject to the option, and the option price. The Option Plan Committee establishes the period in which each option may be exercised, either in whole or in part. The Option Plan Committee also administers the Directors Plan. The Purchase Plan Committee's duties include administering and interpreting the Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"); proscribing, amending and rescinding rules and regulations relating to the Purchase Plan; suspending the operation of the Purchase Plan; and making all other determinations necessary to the administration of the Purchase Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The current members of each of these committees are Peter
W. Sognefest, Chairman, and Richard W. Bohlen, Thomas E. Mistler and Duncan A.
J. Morrison. The Option Plan Committee and the Purchase Plan Committee each met twice during fiscal 1998.

COMPENSATION COMMITTEE

  The Board has a Compensation Committee, comprised of non-management directors, which is responsible for determining the compensation of the Company's executive officers and management. The Compensation Committee is comprised of Peter W. Sognefest, Chairman, and Richard W. Bohlen, Thomas E. Mistler and Duncan A.J. Morrison. It met twice in fiscal 1998.

NOMINATIONS

  The Company's By-Laws describe in full the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of and to vote at a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Company no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year's annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee (including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission). The Company does not have a standing nominating committee.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth all cash compensation paid by the Company, as well as other compensation paid or accrued, to each of its executive officers (the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended June 30, 1998, 1997 and 1996:

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL
                                     COMPENSATION    SECURITIES
                                   ----------------- UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR SALARY  BONUS (1)  OPTIONS   COMPENSATION (2)
---------------------------   ---- ------- --------- ---------- ----------------
                                     ($)      ($)       (#)           ($)
Carl J. Johnson --            1998 175,000  215,000       --          7,000
 Chairman and Chief Executive 1997 153,000  356,000    4,000          7,000
  Officer                     1996 144,000  339,000       --          6,000

Francis J. Kramer --          1998 161,000  160,000       --         14,000
 President and Chief          1997 140,000  276,000    4,000         14,000
  Operating Officer           1996 132,000  250,000       --         12,000

Herman E. Reedy --            1998 123,000   58,000       --         13,000
 Vice President and General   1997 111,000  105,000    3,000         13,000
  Manager                     1996 105,000  104,000       --         12,000
 of Quality and Engineering

James Martinelli --           1998 105,000   54,000       --         12,000
 Treasurer and Chief          1997  90,000   99,000    3,000         12,000
  Financial Officer           1996  78,000   98,000       --          9,000

--------
(1) The amounts shown include management bonuses determined at the discretion of the Board of Directors based on the Company's performance; amounts received under the Bonus Incentive Plan and under the Management-By-Objective Plan for services rendered in the fiscal year; and bonuses deferred under the Deferred Compensation Plan. Under the Bonus Incentive Plan, each participant receives a cash bonus based on a formula percentage of the Company's profits determined annually by the Board of Directors. Partial bonus amounts are paid quarterly based on estimated Company performance, and the remainder is paid after fiscal year end and final determination of the applicable percentage by the Board. Bonus payments are pro-rated according to each participant's annual base compensation. Under the Company's Management-By-Objective Plan, a formula percentage of operating profits is determined annually by the Board of Directors and awarded to selected employees. These awards are based on graded performance of recipients measured against pre-established goals. Under the Deferred Compensation Plan, eligible participants can elect to defer a percentage of bonus compensation.

(2) Amounts shown are for premiums paid for life and disability insurance. The amounts shown also include payments made pursuant to the Company's Profit Sharing Plan, which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

OPTION PLAN

  The Company's Board of Directors and shareholders in 1982 adopted an Incentive Stock Option Plan which was amended and restated by the Board and approved by the shareholders in 1987 as the II-VI Incorporated Stock Option Plan of 1987, in 1990 as the II-VI Incorporated Stock Option Plan of 1990 and in 1997 as the II-VI Incorporated Stock Option as of 1997 (the "Option Plan"). The Option Plan currently provides for the issuance of up to 1,560,000 shares of the Company's Common Stock. As of June 30, 1998, approximately 110 officers and employees of the Company were eligible for consideration to receive options under the Option Plan.

  The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during fiscal 1998 and unexercised options held as of June 30, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF
                                                   SECURITIES       VALUE OF
                                                   UNDERLYING      UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                                                     OPTIONS         OPTIONS
                                                    AT FISCAL       AT FISCAL
                                                    YEAR END        YEAR END
                                                  ------------- -----------------
                         SHARES ACQUIRED  VALUE   EXERCISABLE/    EXERCISABLE/
NAME                       ON EXERCISE   REALIZED UNEXERCISABLE UNEXERCISABLE (1)
----                     --------------- -------- ------------- -----------------
                               (#)         ($)         (#)             ($)
Carl J. Johnson.........         --           --  18,600/10,400   209,745/83,246
Francis J. Kramer.......         --           --   31,400/9,600   369,750/73,997
Herman E. Reedy.........      3,400       76,226      600/6,400        --/46,250
James Martinelli........         --           --  22,100/14,400  263,528/147,000

--------
(1) Calculated on the basis of the fair market value of the underlying securities at year end, minus the exercise price.

EMPLOYMENT AGREEMENTS

  Carl J. Johnson, Francis J. Kramer and Herman E. Reedy have employment agreements with the Company, terminable by either party on thirty days' prior written notice, which contain, among other matters, provisions for payment of compensation and benefits in the discretion of the Company, provisions for severance payments based on salary and years of service, and agreements regarding confidentiality, non-competition and assignment of inventions.

REPORT OF THE COMPENSATION COMMITTEE AND OPTION COMMITTEE

  The Compensation Committee has the responsibility of recommending to the Board of Directors appropriate salaries and bonuses for all executive officers and top management of the Company. The Option Committee has the responsibility of granting stock options to eligible employees including the executive officers. Both committees are comprised of all of the non-management directors of the Company.

Compensation Philosophy

 . To link the interests of executives and managers to the interests of shareholders and other potential investors.

 . To provide incentives for working toward increasing short-term and long-term shareholder value through growth-driven financial compensation.

 . To provide incentives for innovation, quality management, responsiveness to customer needs, and an action-oriented approach to opportunities in the marketplace.

 . To attract and retain individuals with the leadership and technical skills required to carry the Company into the future, and to grow the business.

 . To provide compensation in a manner that allows for shared risks by the executives and managers but also the potential for shared rewards.

Executive Compensation

  The Company uses a three-pronged approach to its executive compensation program: 1) base salary; 2) potential for cash or stock bonuses; and 3) incentive stock. The Company's compensation plans tie a significant portion of executive compensation to performance goals. In fact, executive officers have over 35-50% of their compensation package "at-risk," which means it is not guaranteed but rather is received through bonuses or incentive stock based on the Company's performance. In the aggregate, 46% and 63% of the executive officer's compensation for fiscal 1998 and 1997, respectively, on average, came from at-risk incentive directly related to Company performance. During the course of each year, the Committee meets with the CEO and COO of the Company to review recommendations on changes, if any, in the base salary of each executive officer. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves such recommendations.

  Base Salary: The Company sets base salary levels for executive management each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual's performance during the past year, and equity in relationship to other executive positions within the Company.

  Cash Bonuses: The Company awards cash bonuses under a Bonus Incentive Plan which is based on a formula percentage of the Company's profits determined annually by the Board of Directors. The Company also awards bonuses under a Management-By-Objective Plan which is based on a formula percentage of operating profits, determined annually by the Board, based on achievement of certain strategic objectives integral to the annual operating plan.

  Incentive Stock: The Company has a variable compensation plan covering all employees, including executives officers based on achievement of certain objectives. On average, once every two fiscal years the Option Committee may consider granting executive officers of the Company awards under the Option Plan. These options, which generally vest over time, are awarded to officers based on their continued contribution to the Company's achievement of financial and operating objectives. These awards are designed to align the interests of the Company's shareholders and to motivate the Company's executive officers to remain focused on the overall long-term performance of the Company.

Chief Executive Officer and Chief Operating Officer

  In setting compensation for the Chief Executive Officer and Chief Operating Officer, the Compensation Committee considers objective criteria including performance of the business, accomplishments of long-term strategic goals and the development of management. The Compensation Committee considers the Company's revenue growth and earnings to be the most important factors in determining the Chief Executive Officer's and Chief Operating Officer's compensation package. Along with the financial performance factors, the Compensation Committee also considers achievement of long-term strategic goals, including enhancing the Company's reputation among both its customer and investor bases during the year, and the market base salary of comparable positions. The base salary has normally been 70-75% of the market base salary due to the "at risk" portion of the compensation mentioned earlier.

  During fiscal 1998, Carl J. Johnson received a salary of $175,000. Dr. Johnson received a cash bonus in the amount of $215,000.

  During fiscal 1998, Francis J. Kramer received a salary of $161,000. Mr. Kramer received a cash bonus in the amount of $160,000.

                                          Compensation Committee and Option
                                          Committee

                                          Peter W. Sognefest, Chairman
                                          Richard W. Bohlen
                                          Thomas E. Mistler
                                          Duncan A.J. Morrison

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information available to the Company as of August 15, 1998, regarding the ownership of the Company's Common Stock by (i) each of the Company's directors and nominees; (ii) each of the Company's Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

                                                         BENEFICIAL OWNERSHIP
                                                          OF COMMON STOCK (1)
                                                         -----------------------
                                                            SHARES     PERCENT
                                                         ------------ ----------
Carl J. Johnson (2).....................................    1,279,696     18.7%
 c/o II-VI Incorporated
 Saxonburg Boulevard
 Saxonburg, Pennsylvania 16056
Richard W. Bohlen (3)...................................       27,300        *
Thomas E. Mistler (3)(4)................................      194,000      2.8%
Duncan A.J. Morrison (3)................................       20,060        *
Peter W. Sognefest (3)..................................       17,156        *
Francis J. Kramer (5)...................................       72,693      1.1%
Herman E. Reedy (5).....................................       49,741        *
James Martinelli (5)(6).................................       41,894        *
Pilgrim Baxter & Associates, Ltd. (7)...................      677,500      9.9%
 825 Dupontail Road
 Wayne, Pennsylvania 19087
PBHG Emerging Growth Fund...............................      570,600      8.3%
 825 Dupontail Road
 Wayne, Pennsylvania 19087
All executive officers and directors as a group (eight
 persons) (2-6,8).......................................    1,702,540     24.9%

--------
*Less than 1%

(1) Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2) Includes 943,477 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 23,000 shares subject to vested options under the Option Plan, 125,825 shares over which Dr. Johnson has sole voting power and shared investment power (with a voting trust pursuant to rights of first refusal and option rights over shares held in the voting trust), and 65,264 shares in a charitable trust over which Dr. Johnson has shared voting and investment power. Also includes 122,130 shares held by Dr. Johnson's spouse, as to which shares he disclaims beneficial ownership.

(3) Includes 9,000 shares subject to stock options held by each of Messrs. Bohlen, Mistler and Morrison, and 7,000 shares subject to stock options held by Mr. Sognefest and exercisable within 60 days of August 15, 1998.

(4) All such shares are held in a trust.

(5) Includes 35,400 shares, 3,200 shares and 28,700 shares subject to stock options held by Messrs. Kramer, Reedy and Martinelli, respectively, and exercisable within 60 days of August 15, 1998.

(6) Includes 1,400 shares over which Mr. Martinelli has shared voting and investment power.

(7) Includes the 570,600 shares owned by PBHB Emerging Growth Fund, which has sole voting and sole dispositive power over such shares.

(8) Includes 124,300 shares subject to stock options held by executive officers and directors as a group and exercisable within 60 days of August 15, 1998.

                               PERFORMANCE GRAPH

  The following graph compares cumulative total stockholder return on the Company's Common Stock with the cumulative total shareholder return of the companies listed in the NASDAQ Market Value Index and with a new and old peer group of companies constructed by the Company (the "New Peer Group" and the "Old Peer Group", respectively), for the period from July 1, 1993, to June 30, 1998. The New Peer Group includes Coherent Inc., Laser Power Corporation, Optical Coating Laboratory Inc., Rofin-Sinar Technologies Inc. and Spectra-Physics Lasers Inc. The Old Peer Group includes Aeroflex Inc., APA Optics Inc., Optical Coating Laboratory Inc. and Scan Optics Inc. The Company believes that the New Peer Group is more representative of its competition and considers recent developments among competitors in its industry.


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
      AMONG II-VI, NASDAQ INDEX, NEW PEER GROUP AND OLD PEER GROUP INDEX

Measurement period                               NASDAQ           NEW PEER GROUP     OLD PEER GROUP
(Fiscal year Covered)         II-VI              INDEX                INDEX              INDEX
---------------------        --------            -------             -------           ---------
Measurement PT -
 7/1/93                      $  100.00           $100.00             $100.00            $100.00
FYE  6/30/94                 $  177.78           $109.66             $ 89.99            $120.96
FYE  6/30/95                 $1,233.33           $128.61             $179.11            $141.83
FYE  6/30/96                 $1,433.33           $161.89             $324.87            $220.10
FYE  6/30/97                 $1,866.67           $185.23             $270.21            $195.02
FYE  6/30/98                 $1,266.67           $213.05             $226.52            $261.59

  The above graph represents and compares the value, through June 30, 1998, of a hypothetical investment of $100 made on July 1, 1993, in each of (i) the Company's Common Stock, (ii) the NASDAQ Market Index, (iii) the companies comprising the New Peer Group and (iv) the companies comprising the Old Peer Group, assuming, in each case, the reinvestment of dividends. The cumulative shareholder return through June 30, 1998, indicates that the Company has outperformed the Peer Groups and the NASDAQ Market Value Index.

                     RATIFICATION OF SELECTION OF AUDITORS

  Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Board of Directors' selection of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending June 30, 1999. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

  A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1998, as filed with the Securities and Exchange Commission will be available after September 30, 1998. A shareholder may obtain a copy of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to the Treasurer at II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

                                 OTHER MATTERS

  The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

  The Company will pay the expense in connection with the printing, assembling and mailing to the holders of capital stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's directors, executive officers and more than ten percent shareholders filed all reports due under Section 16(a) for the period from July 1, 1997, through June 30, 1998, except that Herman E. Reedy did not file a report regarding the exercise of a stock option and sale of stock, James Martinelli did not file a report with respect to shares acquired under the Deferred Compensation Plan and Carl J. Johnson did not file a report with respect to shares acquired under the Deferred Compensation Plan and certain charitable gifts.

SHAREHOLDER PROPOSALS

  Shareholders who intend to submit a proposal at the Annual Meeting of the shareholders of the Company expected to be held in November 1998, must submit such proposal to the attention of the Treasurer of the Company at the address of its executive offices no later than May 20, 1999.

                                   P R O X Y



                              II-VI INCORPORATED
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Carl J. Johnson and Thomas E. Mistler or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse all of the shares of Common Stock held of record at the close of business on September 14, 1998 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, on November 6, 1998, and at any adjournment thereof.

               (PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY)

                         ____                                          |
[X] PLEASE MARK YOUR     |                                             |
    VOTES AS IN THIS     |                                             |
    EXAMPLE.                                                           |______



    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NUMBERED 1 AND 2

                                FOR            WITHHOLD
                                               AUTHORITY
1. ELECTION OF DIRECTORS        [_]              [_]
                                                                 NOMINEES:
                                                            Peter W. Sognefest
                                                             Francis J. Kramer
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
NOMINEES:

-----------------------------------------------


                                                    FOR    AGAINST    ABSTAIN
2. RATIFICATION OF THE BOARD OF
   DIRECTORS' SELECTION OF DELOITTE                 [_]      [_]        [_]
   & TOUCHE LLP AS INDEPENDENT
   AUDITORS FOR THE COMPANY AND
   ITS SUBSIDIARIES FOR THE 1999
   FISCAL YEAR.





UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES SHALL VOTE IN THE ELECTION OF DIRECTORS FOR THE NOMINEES LISTED AT LEFT HEREOF AND FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. PROXIES ALSO SHALL HAVE DISCRETIONARY POWER TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

A MAJORITY OF SUCH PROXIES WHO SHALL BE PRESENT AND SHALL ACT AT THE MEETING (OR IF ONLY ONE SHALL BE PRESENT AND ACT, THEN THAT ONE) MAY EXERCISE ALL POWERS HEREUNDER.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.




_______________ Date:_______, 1998_________________________ Date:_______, 1998
   SIGNATURE                      SIGNATURE IF HELD JOINTLY
Important: Shareholders sign here exactly as name appears hereon.